Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements of CornerWorld Corporation. (“CornerWorld” or the “Company”) have been derived from its historical consolidated financial statements and are being presented to give effect to the separation of Woodland Holdings Corporation (Woodland) into an independent, publicly traded company. Effective with the filing of the Company’s Form 10-K for the period ending December 31, 2015, Woodland will be reported as a discontinued operation of the Company. The unaudited pro forma consolidated balance sheet has been prepared as though the separation of Woodland occurred on September 30, 2015. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 have been prepared as though the separation of Woodland occurred on December 31, 2014. The following unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical financial statements and accompanying notes.

The information in the “Woodland Spin-Off” column in the unaudited pro forma consolidated income statement was derived from the Company’s audited consolidated financial statements and the related accounting records for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and reflects the financial results of the Woodland business, adjusted to include certain costs directly attributable to Woodland.  For more information on Woodland, see also Woodland’s Registration Statement on Form 10 which was filed with the Securities and Exchange Commission (“SEC”) that was declared effective by the SEC on October 14, 2015. The information in the “Woodland Spin-Off” column in the unaudited pro forma consolidated balance sheet was derived from Woodland’s audited consolidated financial statements and related accounting records as of September 30, 2015.

The pro forma adjustments are based on available information and assumptions management believes are factually supportable. The pro forma adjustments to reflect the separation of Woodland include:

•	Settlement of inter-company payables to Woodland.

•	Elimination of the Company’s equity interest in Woodland.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. These unaudited pro forma consolidated financial statements do not purport to be a complete presentation of the Company’s financial position or results of operations had the Spin-Off occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the Company’s future financial position or future results of operations. These unaudited pro forma consolidated financial statements and the accompanying unaudited notes should be read together with our annual report on Form 10-K for the year ended December 31, 2014.

CornerWorld Corporation

Pro-Forma Condensed Consolidated Balance Sheets

As of September 30, 2015

(Unaudited)

	As Reported	Woodland Spin-Off		Adjustments		Pro-Forma

Assets
Current assets:
Cash	$38,542	$(37,427)		$—		$1,115
Accounts receivable, net	20,839	(19,761)		—		1,078
Prepaid expenses and other current assets	3,516	—		—		3,516
Total current assets	62,897	(57,188)		—		5,709

Other assets	4	—		—		4
TOTAL ASSETS	$62,901	$(57,188)		$—		$5,713

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$138,037	$(8,147)		$—		$129,890
Accrued expenses	309,834	(1,000)		(59,973	) (a)	249,041
Notes payable related parties	280,412	—		(140,206	) (a)	140,206
Deferred revenue	300	—		—		300
Total current liabilities	728,583	(9,147)		(199,999)		519,437
Long-term liabilities:
Notes payable related parties, net of current portion	58,546	—		(29,273	) (a)	29,273
Total liabilities	787,129	(9,147)		(229,272)		548,710

Stockholders’ deficit:
Common stock	162,937	—		—		162,937
Additional paid-in capital	11,810,978	(4,109,945	) (b)	229,272		7,930,305
Accumulated deficit	(12,698,143)	4,061,904		—		(8,636,239)
Total stockholders’ deficit	(724,228)	(48,041)		229,272		(542,997)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$62,901	$(57,188)		$—		$5,713

Legend:

(a)	Represents re-allocation to Woodland of 50% of the note payable and 50% of the accrued interest thereon to Scott N. Beck, the Company’s Chief Executive Officer.

(b)	Includes elimination of inter-company account receivable totaling $70,321.

CornerWorld Corporation

Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2015

(unaudited)

	As Reported		Woodland Spin-Off	Pro-Forma

Sales, net	$443,451		$(69,211)	$374,240

Costs of goods sold	151,007		(10,467)	140,540

Gross profit	292,444		(58,744)	233,700

Expenses:
Selling, general and administrative expenses	209,240		67,809	277,049
Depreciation	907		(907)	—
Total Operating expenses	210,147		66,902	277,049
Operating income (loss)	82,297		(125,646)	(43,349)

Other income (expense), net:
Interest expense	(20,889)		10,445 (c)	(10,444)
Other income (expense), net	(379)		176	(203)
Total other expense, net	(21,268)		10,621	(10,647)
Income (loss) from continuing operations before income taxes	61,029		(115,025)	(53,996)
Income taxes	—		—	—
Income (loss) from continuing operations	61,029		(115,025)	(53,996)
Income from discontinued operations, net of tax	15,777		(15,777)	—
Net income (loss)	$76,806		$(130,802)	$(53,996)

Basic and diluted earnings (loss) per share from continuing operations	$0.00	(d)		$0.00 (d)
Basic and diluted earnings per share from discontinued operations	$0.00	(d)		$0.00 (d)
Basic and diluted earnings (loss) per share	$0.00	(d)		$0.00 (d)

Basic and diluted weighted average number shares outstanding	162,937,110	(d)		162,937,110 (d)

Legend:

(c)	Represents re-allocation to Woodland of 50% of the interest accrued on the note payable to Scott N. Beck, the Company’s Chief Executive Officer.

(d)	Earnings per share and weighted average share outstanding amounts do not reflect impact of 35 for 1 reverse stock split that took place in October 2015.

CornerWorld Corporation

Consolidated Statements of Operations

For the Year Ended December 31, 2014

	As Reported		Woodland Spin-Off	Pro-Forma
	(audited)		(unaudited)	(unaudited)

Sales, net	$988,221		$(244,155)	$744,066

Costs of goods sold	528,854		(159,971)	368,883

Gross profit	459,367		(84,184)	375,183

Expenses:
Selling, general and administrative expenses	1,411,576		(120,198)	1,291,378
Depreciation and amortization	16,808		(10,709)	6,099
Total operating expenses	1,428,384		(130,907)	1,297,477
Operating income (loss)	(969,017)		46,723	(922,294)

Other income (expense), net:
Interest expense	(26,845)		13,423 (e)	(13,422)
Other income (expense), net	(3,313)		—	(3,313)
Total other expense, net	(30,158)		13,423	(16,735)
Income (loss) before income taxes	(999,175)		60,146	(939,029)
Income taxes	—		—	—
Loss from continuing operations	(999,175)		60,146	(939,029)
Income from discontinued operations, net of tax	—		—	—
Gain from disposal of discontinued operations, net of tax	—		—	—
Net income (loss)	$(999,175)		$60,146	$(939,029)

Basic and diluted earnings (loss) per share from continuing operations	$(0.01	) (f)		$(0.01	) (f)
Basic and diluted earnings per share from discontinued operations	$0.00	(f)		$0.00	(f)
Basic and diluted earnings (loss) per share	$(0.01	) (f)		$(0.01	) (f)

Basic and diluted weighted average number shares outstanding	161,880,193	(f)		161,880,193	(f)

Legend:

(e)	Represents re-allocation to Woodland of 50% of the interest accrued on the note payable to Scott N. Beck, the Company’s Chief Executive Officer.

(f)	Earnings per share and weighted average share outstanding amounts do not reflect impact of 35 for 1 reverse stock split that took place in October 2015.